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                                                                   Exhibit 10.61

                              CONSULTING AGREEMENT


            AGREEMENT, dated as of July 9, 2001, between Bio-Plexus, Inc (the "Company"), and KST Consulting (the "Consultant").


                              W I T N E S S E T H:

            WHEREAS, the Company desires to engage the Consultant to provide consulting services to the Company for the period provided herein upon the terms and conditions set forth herein;

            WHEREAS, the Consultant is willing, and free, to provide the consulting services to the Company as contemplated by this agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Consultant hereby agree as follows:

            1. CONSULTING PERIOD. The term of this Agreement shall commence upon the Effective Date and shall continue for an initial period of two years, or such other period as shall be mutually agreed between the parties (the "Consulting Period") and for any period thereafter as may be agreed to by the parties in writing unless sooner terminated as provided herein. The parties may agree to extend this Agreement beyond the initial Consulting Period upon such terms as shall be mutually agreed to in writing. "Effective Date" shall have the meaning ascribed to such term in the Company's Plan of Reorganization dated as of July 19, 2001.

            2. DUTIES. The Consultant agrees to provide advisory and consulting services with respect to the business of the Company as may be from time to time requested by the Company during the term of the Agreement. The services will include, without limitations, sales and marketing assistance, strategic planning, organizational structuring, strategies and financial planning. The Consultant will not engage in other business activities, while a consultant to the Company, which would conflict directly with the performance of its duties under this Agreement, unless the Executive Officer has determined that no significant conflict exists. In performing its duties for the Company, the Consultant will report to the Chief Executive Officer or such other person as may fill such position. The Consultant shall perform the consulting services at such locations, as the parties shall agree to be appropriate. The Consultant will devote, on average, a minimum of 25 hours per week in performance of the above duties, and will maintain such records as requested by the Board to document satisfaction of this requirement.


(a) 3. COMPENSATION/EXPENSES. As compensation for the consulting services to be rendered under this Agreement, the Company agrees to pay the Consultant $15,000 per month for the first 5 months and $12,000 per month thereafter payable in arrears on the 5th day of the month. The first Payment shall be made on or about August 5, 2001.
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(b)   The company shall grant the Consultant 100,000 options, 50,000 of which vest upon the first anniversary of this Agreement, and 50,000 which vest upon the second anniversary. Upon the occurrence of a Change of Control (to be defined in the Option Agreement), all options will vest immediately.

(c) The Company agrees to reimburse the Consultant for approved travel expenses on the Company's business in accordance with the Company's travel expense policies as in effect from time to time upon presentation of proper documentation therefor; provided that the Chief Executive Officer has approved such travel expenses in advance.

            4. TERMINATION. The Consulting Period may be terminated upon written consent of both parties. The Consultant may also be immediately terminated at the option of the Company prior to the end of the initial or any renewal Consulting Period, by notice to the Consultant, for Cause. Cause shall mean (i) dishonesty, gross negligence or malfeasance by the Consultant in the performance of its duties, (ii) acts which are injurious to the reputation, business or goodwill of the Company or conduct which is scandalous, immoral or achieves general notoriety in the community, (iii) the failure of the Consultant to substantially perform its duties hereunder, or (iv) the breach by Consultant of its obligations under this or any other agreement with the Company.

            5. INDEPENDENT CONTRACTOR. It is the express intention of the parties that the Consultant render its services hereunder in the capacity of an independent contractor and that the Company shall not have the right to direct, control or supervise the Consultant in the performance of such services. In keeping with this status, the Consultant shall be free to control its method of work within the framework of its obligation to the Company. The Consultant shall not be treated as an employee, officer or agent of the Company for any purpose, and the Consultant shall not participate in or have any rights under any employee benefit plans or other compensation arrangements maintained by the Company for its employees. It is also understood that the Consultant shall not have the power or authority to supervise, direct or manage any employee of the Company, or to enter into contracts on behalf of the Company or to borrow or incur debts or liabilities on behalf of the Company of any kind or nature whatsoever. The Consultant shall be responsible for obtaining all necessary licenses and permits for the conduct of Consultant's business and in all other ways to fully comply with the requirements of applicable laws. Consultant shall provide its own business cards indicating its trade name or, with the permission of the Company, that it is on assignment to the Company.

            6. CONFIDENTIALITY. The Consultant agrees to abide by any confidentiality agreement between the Company and any Prospect and to keep secret and retain in the strictest confidence all confidential matters of the Company, its clients, and any Prospect and not to disclose any such information to anyone outside of the Company, except in the course of performing the consulting services hereunder or as may be required by law. The Consultant also agrees that all records, files and other memoranda made or kept by the Consultant in connection with the consulting services rendered by the Consultant under this Agreement shall be the exclusive property of the Company. The Consultant agrees to return to the Company all records, documents, files and other records relating to the business of the Company and its clients and all copies thereof in whatever media.

            7. PROPERTY INFORMATION. In providing services to the Company under this Agreement, Consultant agrees that it shall not use or disclose any confidential or proprietary information or

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            trade secrets belonging to any other persons, and shall not bring into the Company's premises any non-published document or any other property belonging to any such persons, unless consented to in writing by such persons.

                  8. POWER TO ENTER INTO AGREEMENT. The Consultant represents and warrants that it is free to enter into this Agreement and that its performance of services under this Agreement will not result in a breach of, or constitute a default under, any agreement or understanding to which the Consultant is a party or by which it may be bound.

                  9. NO ASSIGNMENT OR WAIVER. Neither party may assign any of its rights or delegate any of its duties under this Agreement. Any attempted assignment in violation of this provision shall be void. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  10. ENTIRE AGREEMENT. This Agreement contains the entire
            agreement between the Consultant and the Company with respect to the consulting services to be provided by the Consultant. It may not be changed orally but only by a written agreement signed by each of the parties.

                  11. ENFORCEABILITY AND APPLICABLE LAW. The invalidity or
            unenforceability of any provision of this Agreement, in any respect, shall not affect the validity or enforceability of such provision in any other respect or of any other provisions of this Agreement, all of which shall remain in full force and effect. This Agreement and all amendments hereof shall be governed by the laws of the State of Connecticut.

                  12. ADDITIONAL INDEMNIFICATION. The Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify Consultant. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which Consultant may be entitled under the By-Laws or any agreement, action of shareholders or disinterested directors or otherwise, both as to action in Consultant's official capacity and as to action in another capacity while retained by the Company, and shall inure to the benefit of the heirs, executors, and administrators of such Consultant. The indemnification obligations of the Company to the Consultant shall specifically include coverage for claims relating to Consultant's actions on behalf of the Company prior to the Effective Date.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.





                                    BIO-PLEXUS INC.


                                    By: __________________________________
                                           Name:
                                           Title:


                                    KST CONSULTING


                                    By: __________________________________
                                           Name: Scott Tepper
                                           Title:



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